UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 4, 2019

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President; Appointment of Chief Operating Officer
On January 4, 2019, the Board of Directors (the “Board”) of Southern California Gas Company (the “Company”), appointed (i) Maryam S. Brown, 43, as President of the Company effective at a later date to be determined by the Board and (ii) Jimmie I. Cho, 54, as Chief Operating Officer of the Company effective January 12, 2019. The Board determined that Mr. Cho will cease being the Senior Vice President - Customer Services and Distribution Operations of the Company, effective January 11, 2019. In addition, on January 4, 2019, the Board determined that J. Bret Lane will cease being the President of the Company, as of the effective date of Ms. Brown’s appointment, which effective date will be determined by the Board at a later date. He will continue as the Chief Executive Officer and a Director of the Company.
President
In connection with her appointment as the Company’s President, on the effective date of her appointment, Ms. Brown’s annual salary will be $415,000. Ms. Brown’s target bonus for the full 2019 calendar year will be 60% of her annual salary, with her annual bonus opportunity generally ranging from 0% of her target bonus for performance at the threshold level to 120% of her target bonus for performance at the maximum level. Ms. Brown’s current target for future annual long-term incentive awards will be 160% of her annual salary.
Ms. Brown has served as Vice President of Federal Government Affairs for Sempra Energy (“Sempra”) since September 2016. The Company is a wholly owned subsidiary of Sempra. Previously, from 2012 to 2016, Ms. Brown served as the Senior Energy and Environment Counsel for the Office of the Speaker of the U.S. House of Representatives.
Chief Operating Officer
In connection with his appointment as the Company’s Chief Operating Officer, effective January 12, 2019, Mr. Cho’s annual salary will be $415,000. Mr. Cho’s target bonus for the full 2019 calendar year will be 60% of his annual salary, with his annual bonus opportunity generally ranging from 0% of his target bonus for performance at the threshold level to 120% of his target bonus for performance at the maximum level. Mr. Cho’s current target for future annual long-term incentive awards will be 160% of his annual salary.
Mr. Cho has served as Senior Vice President - Customer Services and Distribution Operations of the Company since April 2018. He has also served as Senior Vice President of Gas Distribution Operations of San Diego Gas & Electric Company (“SDG&E”) since April 2018. SDG&E is a wholly owned subsidiary of Sempra. Previously, from October 2017 to April 2018, Mr. Cho served as the Company’s and SDG&E’s Senior Vice President - Gas Engineering and Distribution Operations and from June 2014 to October 2017, he served as the Company’s and SDG&E’s Vice President - Gas Operations and System Integrity. From January 2014 to June 2014, he served as the Company’s and SDG&E’s Vice President - Gas Operations.
Long-Term Incentive Awards
Each of Ms. Brown and Mr. Cho were granted annual long-term incentive awards on January 2, 2019 based on their individual annual salaries and long-term incentive award targets in effect at that time. In consideration of the appointments and compensation arrangements discussed above, management intends to recommend to the Compensation Committee of Sempra’s Board of Directors that each of Ms. Brown and Mr. Cho receive incremental long-term incentive awards under Sempra’s 2013 Long-Term Incentive Plan generally intended to account for the difference between the annual long-term incentive awards that they received on January 2, 2019 and the annual long-term incentive awards that they would have received on January 2, 2019, if their appointments and salary and long-term incentive targets had been effective as of that date. In the case that such awards are approved, the Company will file an amendment to this Current Report on Form 8-K to report those awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: January 7, 2019	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer